UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2015

ACTIVE HEALTH FOODS, INC.

Wyoming	333-164788	26-1736663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Henderson, NV

                89052

(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (702) 896-1003

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Settlement with Former Consultants.

On August 21, 2015, Registrant entered into a Mutual Release and Settlement Agreement (the “Agreement”) with Indian River Financial Services, LLC, a Florida consulting firm (“IRFC”).  Registrant entered into a Consulting Agreement with IRFC on October 1, 2014 under which IRFC agreed to provide regulatory and related compliance services to Registrant in connection with a contemplated reverse merger transaction with a third party, as previously reported by Registrant. The Consulting Agreement provided that Registrant would compensate IRFC in the amount of $10,000 per month until the proposed reverse merger was completed, which was expected to be by January 31, 2015.  The original reverse merger agreement was later amended and restated by the parties, and IRFC was asked to provide additional regulatory compliance services.  As of the date of the Agreement, Registrant owed IRFC a total of $71,000 in earned but unpaid consulting fees under the Consulting Agreement.  As a result of a change in circumstances as well as additional information, the proposed reverse merger has now been abandoned and Registrant and IRFC agreed to terminate the Consulting Agreement as of August 21, 2015.  In consideration for the cancellation and forgiveness by IRFC of the unpaid fees due under the Consulting Agreement, Registrant released IRFC from any and all claims or liabilities of any kind arising from or out of the Consulting Agreement or any consulting services provided to Registrant by IRFC.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On September 15, 2015, Registrant completed the process of relocating its domicile of incorporation from California to Wyoming, a transaction approved by written consent of a majority of shares entitled to vote.  This was undertaken due to the cost and delays of compliance with California corporate requirements by Registrant.  The relocation was accomplished by the filing of Articles of Continuance in Wyoming and the subsequent filing of   Articles of Dissolution in California.  There was no change in the number of shares issued and outstanding or the rights and undertakings of any class of stock outstanding.

On September 24, 2015, Registrant filed Articles of Amendment to the Articles of Conversion in Wyoming to increase the number of common shares authorized to 20,000,000,000.  This was done in order to have shares available for conversions and reserves of outstanding convertible promissory notes previously issued by Registrant. That amendment is pending but is not yet effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Active Health Foods, Inc.

Date: October 2, 2015	By:	/s/ John Griffin
John Griffin, Chief Executive Officer, President and Secretary